PHOENIX EQUITY OPPORTUNITIES FUND

                                 Certificate of
                        Amendment to Declaration of Trust


     The undersigned, being all of the Board of Trustees of the Phoenix Equity Opportunities Fund, a Massachusetts business trust (the "Trust"), do hereby certify that in accordance with certain implied powers vested in the Board of Trustees pursuant to Article III, Section 3.10 of that certain Declaration of Trust dated June 25, 1986, as amended (hereinafter collectively referred to as the "Declaration"), the Declaration is further amended in order to reflect the following modifications deemed necessary, proper and desirable in order to promote the interests of the Trust:

1. The first sentence in Article VI, Section 6.1 is hereby deleted and the following inserted in lieu thereof:

     The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, in one or more distinct and separate series or classes thereof as the Trustees from time to time may create and establish in accordance with Sections 6.9, 6.11 and 6.12 hereof, par value of $0.0001 per share.

2.   Article VI, Section 6.11 is hereby added, to wit:

     Section 6.11. Class Designation. The Trustees, in their discretion, may authorize the division of the Shares of the Trust, or, if any Series be established, the Shares of any Series, into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of the Trust or of any Series shall, subject to Section 6.12, below, be identical to all other Shares of the Trust or the same Series, as the case may be, except that there may be variations between different classes as to allocation of expenses, rights of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to refer to Shares of any or all Classes as the context may require.

3.   Article VI, Section 6.12 is hereby added, to wit:


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     Section 6.12. Dual Distribution System. Without in any manner limiting the rights of the Trustees pursuant to Section 6.11, above, the Trustees hereby divide the Shares of the Trust into two Classes. The Classes, so established, shall be designated as "Phoenix Equity Opportunities Fund Class A Shares" ("Class A Shares") and "Phoenix Equity Opportunities Fund Class B Shares" ("Class B Shares"). The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall pertain to all Shares in each of the foregoing Classes:

     (a) The assets belonging to each Class shall be invested in the same investment portfolio as the Trust.

     (b) The dividends and distributions of investment income and capital gains with respect to each Class shall be in such amounts as may be declared from time to time by the Trustees, and the dividends and distributions of each Class may vary from dividends and distributions of investment income and capital gains with respect to the other Class to reflect differing allocations of the expenses of the Trust between the holders of the two classes and any resultant differences between the net asset value per share of the two classes, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust between the Class A Shares and the Class B Shares shall be determined by the Trustees in a manner that is consistent with the order dated September 13, 1993 (Investment Company Act of 1940 Release No. IC-19706) issued by the Securities and Exchange Commission in connection with the application for exemption filed by National Multi-Sector Fixed Income Fund, et al., any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

     (c) Class A Shares (including fractional shares thereof) may be subject to an initial sales charge pursuant to the terms of the issuance of such Shares.

     (d) The proceeds of the redemption of Class B Shares (including a fractional share thereof) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such Shares.

     (e) The holders of Class A Shares and Class B Shares shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective Class, and (ii) no voting rights with respect to provisions of any Plan applicable to the other Class, or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective Class.

     (f) (i) Each Class B Share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares on the date that is the first business day following the month in which the eighth anniversary date of the date of the issuance of the Class B Share falls (the "Conversion Date"). With respect to Class B Shares issued in an exchange or series of exchanges for shares of shares of beneficial interest or common stock, as the case may be, of another investment company or class or series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Trust, the date of issuance of the Class B Shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of beneficial interest or common stock, as the case may be.

         (ii) Each Class B Share acquired through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate sub-account. Each time any Class B Shares in a shareholder's Fund account (other than those in the aforedescribed applicable sub-account) convert to Class A Shares, an equal pro rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares without any action or choice on the part of the holder thereof. The portion will be determined by the ratio that the shareholder's Class B Shares converting to Class A Shares bears to the shareholder's total Class B Shares not acquired through dividends and distributions.

         (iii) The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B Shares does not result in the Trust's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

         (iv) The number of shares of Class A Shares into which a share of Class B Shares is converted pursuant to paragraphs (f)(i) and (f)(ii) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Shares (for purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A Shares (for purposes of sales and redemptions thereof on the Conversion Date).

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         (v) On the Conversion Date, the Class B Shares converted into shares of
Class A Shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive
(i) the number of shares of Class A Shares have been converted and (ii) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

4. Article IX, Section 9.1 is hereby amended so as to include the following sentences after the conclusion of the second sentence thereof.

     The net asset value of a Share shall reflect all indebtedness, expenses and liabilities attributable to each applicable Class. The net asset value of a Share shall be determined by dividing the net asset value of each applicable Class by the number of Shares of that Class outstanding.

5. In accordance with Article XI, Section 11.3(a) of the Declaration, the Declaration is hereby amended in order to reflect the change in the name of the Trust to "Phoenix Equity Opportunities Fund" and to substitute said name for the name of "National Stock Fund" in each place it appears in the Declaration.

         Except as hereinabove and hereinbefore modified, all other terms and conditions set forth in the Declaration shall be and remain in full force and effect.

         WITNESS our hands this 25th day of May, 1994.


/s/ C. Duane Blinn                        /s/ Philip R. McLoughlin
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C. Duane Blinn                            Philip R. McLoughlin


/s/ Robert Chesek                         /s/ James M. Oates
----------------------------------        ---------------------------------
Robert Chesek                             James M. Oates


/s/ E. Virgil Conway                      /s/ Philip R. Reynolds
----------------------------------        ---------------------------------
E. Virgil Conway                          Philip R. Reynolds


/s/ Harry Dalzell-Payne                   /s/ Herbert Roth, Jr.
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Harry Dalzell-Payne                       Herbert Roth, Jr.


/s/ Leroy Keith, Jr.                      /s/ Richard E. Segerson
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Leroy Keith, Jr.                          Richard E. Segerson